SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirements set forth in Transaction Requirement B.5 will be met by the time of sale of the registered securities and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cherry Hill, State of New Jersey, on the 10th day of April, 1997.


                              GE CAPITAL MORTGAGE SERVICES, INC.


                              By:  /s/ Stewart B. Koenigsberg
                                 --------------------------------
                              Name:  Stewart B. Koenigsberg
                              Title:  Senior Vice President



          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Syed W. Ali, Stewart B. Koenigsberg and Barry J. Bier and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 10, 1997.

Signature                       Title
---------                       -----

 /s/ Jenne K. Britell           Director
-----------------------------
    Jenne K. Britell


 /s/ Stewart B. Koenigsberg     Senior Vice President
-----------------------------
    Stewart B. Koenigsberg


 /s/ Carolyn S. Littles         Director
-----------------------------
    Carolyn S. Littles


 /s/ Thomas H. Mann             Director, Chairman of the Board
-----------------------------   and Chief Executive Officer
    Thomas H. Mann              (Principal Executive Officer)


 /s/ Glen Messina               Vice President, Treasurer and
-----------------------------   Chief Financial Officer
    Glen Messina                (Principal Financial and
                                Accounting Officer)


 /s/ Gerhard A. Miller          Director
-----------------------------
    Gerhard A. Miller


 /s/ JoAnn B. Rabitz            Director
-----------------------------
    JoAnn B. Rabitz


 /s/ Graham J. Williams         Director
-----------------------------
    Graham J. Williams